EX 99.8(QQQ)

AMENDMENT NO. 1

FUND PARTICIPATION AND SERVICE AGREEMENT

The Fund Participation and Service Agreement (the “Agreement”), dated December 13, 2013, by and among Integrity Life Insurance Company, for itself and on behalf of one or more separate accounts of the Insurance Company, American Funds Distributors, Inc., American Funds Service Company, Capital Research and Management Company, and the American Funds Insurance Series, is hereby amended.

For good and valuable consideration received and acknowledged by the parties, effective April 24, 2015, the Agreement is amended as follows:

1.              The first sentence of Section 1(a.) is hereby deleted and replaced with the following:

“As distributor of the Series, AFD agrees to make full and fractional shares of the Funds in Class 4 and Class P2 shares of the Funds that offer such share classes available to the Insurance Company for itself and on behalf of the Separate Accounts on the attached Exhibit B pursuant to the terms of the Agreement, provided Insurance Company agrees to give the Series and CRMC at least 30 days’ notice prior to adding any additional Funds as underlying investment options to the Contracts. AFD reserves the right to approve any proposed addition by the Insurance Company.”

2.              Exhibit A is deleted in its entirety

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date written above.

INTEGRITY LIFE INSURANCE COMPANY		AMERICAN FUNDS DISTRIBUTORS, INC.
for itself and on behalf of the Separate Account		By:	/s/ Timothy W. McHale
By:	/s/ Jill T. McGruder	Printed Name: Timothy W. McHale
Name:	Jill T. McGruder	Title: Secretary
Title:	President and CEO

By:	/s/ Kevin L. Howard	AMERICAN FUNDS INSURANCE SERIES
Name:	Kevin L. Howard	By:	/s/ Steven I. Koszalka
Title:	Senior Vice President and	Printed Name: Steven I. Koszalka
	General Counsel	Title: Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY		AMERICAN FUNDS SERVICE COMPANY
By:	/s/ Michael J. Downer	By:	/s/ Ryan Rue
Printed Name: Michael J. Downer		Printed Name: Ryan Rue
Title: Senior Vice President and Secretary		Title: Vice President